68983697;2 DESCRIPTION OF CAPITAL STOCK The following summary of the rights of our capital stock does not purport to be complete. This summary is subject to and qualified by the provisions of our Certificate of Incorporation and Bylaws, as filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Annual Report on Form 10-K and incorporated herein by reference. Additionally, the Delaware General Corporation Law (“DGCL”), as amended, also affects the terms of our capital stock. Common Stock We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. The holders of common stock will be entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors, except for amendments to the certificate of incorporation relating solely to the terms of a series of preferred stock. Additionally, all matters submitted to a vote of stockholders will require the affirmative vote of the stockholders holding a majority of the shares. There will be no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock will have no pre-emptive rights and will have no right to convert their common stock into any other securities and there will be no redemption provisions applicable to the common stock. The holders of common stock will be entitled to any dividends that may be declared by the Board out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions the Company has against the payment of dividends on common stock. Preferred Stock We are authorized to issue 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, with designations, rights and preferences as may be determined from time to time by the Board. Delaware Laws Anti-takeover Provisions The Company’s Certificate of Incorporation contains a provision expressly opting out of the application of Section 203 of the DGCL; therefore the anti-takeover statute does not apply to the Company. In general, Section 203 of the DGCL prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2000 or more stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: ● before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

68983697;2 ● upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or ● at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its stockholders). The Company’s certificate of incorporation contains a provision expressly opting out of the application of Section 203 of the DGCL; therefore the anti-takeover statute does not apply to the Company. Special Stockholder Meetings and Action by Written Consent Under our Bylaws, the chairperson of our board of directors, its president and a majority of the members of our board of directors may each call a special meeting of stockholders. The bylaws do not permit meetings of stockholders to be called by any other person. Our certificate of incorporation specifically prohibits action by its stockholders by written consent without a meeting of the stockholders unless authorized in advance by a resolution adopted by our board of directors or otherwise provided for or fixed pursuant to the provisions of the certificate of incorporation relating to the rights of holders of any series of preferred stock. Any aspect of the foregoing, alone or together, could delay or prevent unsolicited takeovers and changes in control or changes in our management. Exclusive Jurisdiction of Certain Actions Unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought against or on behalf of the Company, (ii) any action asserting a claim of breach of a duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, (iv) any action as to which the DGCL confers jurisdiction upon the Court of Chancery in the State of Delaware, or (v) any action asserting a claim governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court located within the State of Delaware). However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses set forth above would not apply to such suits. Furthermore, Section 22 of the Securities Act provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses set forth above would not apply to such suits.

68983697;2 Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, these provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and its directors, officers, or other employees and may discourage lawsuits with respect to such claims. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to these provisions, but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, against certain liabilities. Transfer Agent and Registrar Our transfer agent and registrar is VStock Transfer, LLC, 8 Lafayette Place, Woodmere, New York, 11598. Its telephone number is (212) 828-8436. Stock Exchange Listing Our common stock is listed on the NASDAQ Global Market under the symbol “KRT.”